Exhibit 23.1.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-73378) and the Registration on Form S-8 (No. 333-129873) of Golden State Water Company of our report dated March 14, 2008 relating to the financial statements of Golden State Water Company, which appears in this Form 10-K.

Los Angeles, California

March 14, 2008